SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

March 6, 2019

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel, the Megiddo-Jezreel License (“MJL”), comprising approximately 99,000 acres, announces that it has received an extension from the Petroleum Commissioner on its Megiddo-Jezreel License until December 2, 2020. The license extension is evidence of the positive relationship Zion has with the Energy Ministry in a shared mission to explore for oil and gas within the Megiddo-Jezreel license area.

Zion also submitted and received approval of its work plan outlining its 3D seismic program for 2019. Zion is nearing completion of its scouting and survey design, which have identified the desired geologic boundaries of the proposed 3D seismic survey. Additionally, Zion has met with potential vendors to aid in the 3D seismic planning and acquisition process and will be submitting requests for quotations based on its proposed boundaries and scouting reports. Once the survey design and surface layout are completed, Zion intends to acquire the necessary government permits and negotiate potential surface damages to crops, irrigation piping, and other surface features. Once data acquisition is completed, interpretation is the final step and will involve integration with, and modification of, previous work by Zion’s technical staff.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: March 6, 2019	By:	/s/ Dustin L. Guinn
Dustin L. Guinn
Executive Vice Chairman Chief Executive Officer

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